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Schools and Libraries Division
SPIN

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SPIN and BEAR Contact Search Results

Note to Applicants: Please check the address information to ensure you are contacting the correct Service Provider.
The absence of a "Y" in the Eligible Telecomm Provider column may simply indicate that the company has not yet been researched by the SLD to determine if it is eligible to provide telecommunications services. Applicants are reminded that they should confirm this and all other information with their Service Provider.

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SPIN	Service Provider Name	Contact Name	Contact Address	Contact Phone	Eligible Telecomm Provider	SPAC F
143030852	WinSonic Digital Media Group, Ltd.	Winston D Johnson	101 Marietta Street NW Suite 2600, Atlanta, GA 30303	404230-5705	Y	

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